Energy Lending Group
Loan Growth by Quarter
Total Commitments
Total Outstanding
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12

Our growth in
energy lending
Energy Lending / Our Growth
1
Our Energy Business Growth
Since forming a specialized energy team in late 2009, we have significantly grown our energy client base, resources and portfolio.
The energy business is highly specialized.   In late 2009, we assembled a team of energy experts who
Our team is committed to helping energy clients grow their business  and supporting their financial needs through industry cycles.
Closed approximately $650 million in commitments since October 2009
Our Energy Lending Business
understood business – both the risks and opportunities – to support this dynamic industry.

HOUSTON MARKET
LOAN & DEPOSIT GROWTH
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Loans
Deposits
$0 $0
$26,824
$201,981
$129,429
$360,962
$603,476
$772,040
Aug-09
Dec-09
Dec-10
Jun-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12

Our Houston Offices

Memorial City
1000 Memorial City Mall
Michael Trejo, Branch Manager
East Houston I-10
13535 East Freeway
Randall Rojas, Branch Manager
Greenway Commons
3810 Richmond Avenue
Kimberly Williams, Branch Manager
Deer Park
1601 Center Street
Sondra Gonzales, Branch Manager
Houston Corporate Office
11 Greenway Plaza
Medical Center
2555 West Holcombe Boulevard
Charles Katz, Branch Manager
Sugar Land
5079 Sweetwater Boulevard
Houston
The Woodlands
Tomball
Humble
Pasadena
Baytown
Deer Park
La Porte
Texas City

Our growth in
Our growth in
Houston
Houston
Products and Services / Our History in Houston
2
Our Business Growth
Since entering the Houston market in August 2009, we
have significantly grown our client base, resources and
business portfolio.
$906 million in loan growth
$538 million in deposit growth
90 Houston-based Associates:
•
Headquarters of the Company’s energy lending
•
Talented and experienced team of commercial
Added six new branches to serve clients in addition
to our Corporate Office at 11 Greenway Plaza:
•
Deer Park - 1601 Center Street
•
Greenway Commons - 3810 Richmond Avenue
•
Memorial City - 1000 Memorial City Mall
•
Medical Center - 2555 West Holcombe Blvd
•
Sugar Land - 5079 Sweetwater Blvd
•
East Houston/I-10 - 13535 East Freeway
IBERIABANK entered the Houston market in August 2009 and local President, Kevin Rafferty, was hired.  Rafferty began building his team of seasoned experts in commercial banking, energy lending, private banking, community banking and syndications, providing a full spectrum of financial services for middle market clients.  Very quickly, clients realized IBERIABANK was a bank they could rely on for their financial needs and a team they could trust to exceed expectations.
lenders focused on the business objectives of
middle market companies
and syndication divisions